Exhibit 99.1

YUME REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

Redwood City, Calif. — August 28, 2013 — YuMe, Inc. (NYSE: YUME), a leading provider of digital video brand advertising solutions, today announced its financial results for the second quarter ended June 30, 2013. Financial highlights include:

•                  Revenue of $34.3 million, an increase of 36% from the second quarter of 2012 (Q2 2012);

•                  Gross margin of 46%, unchanged from Q2 2012;

•                  Adjusted EBITDA(1) of $0.7 million, compared to $1.6 million in Q2 2012;

•                  Net loss of $1.1 million, or a $0.23 net loss per share, compared to net income of $0.1 million, or $0.00 net income per share, in Q2 2012.

“We continue to see our focus on enabling TV brand advertisers to reach their audience with digital video drive strong quarterly results,” said Jayant Kadambi, chief executive officer of YuMe, Inc. “Our software and data sciences platform approach delivers improved brand results at scale across the fragmented, multi-screen world of professionally-produced digital video. We believe this positions us well to be the perfect digital complement to TV campaigns and to drive continued strong financial performance for our stockholders.”

Customer highlights for the quarter include:

•                  301 advertising customers, an increase of 26% from 239 in Q2 2012;

•                  Average revenue per advertising customer of $112,000, an increase of 7% year-over-year.

Customer highlights for the twelve month period ended June 30, 2013, include:

•                  526 advertising customers, up 30% from 405 for the twelve month period ended June 30, 2012;

•                  Average revenue per advertising customer of $247,000, up 14% from $217,000 for the twelve month period ended June 30, 2012.

Business Outlook:

Today, the Company is providing the following estimates for its key financial measures for the third quarter and full year 2013:

	Q3 2013	FY 2013
Revenue	$34.1 - $35.1 million	$154.5 - $157.5 million
Adjusted EBITDA(1)	$ (2.5) - $ (1.5) million	$3.0 - $6.0 million

Conference Call and Webcast Information:

Senior management will host a conference call today at 4:30 p.m. ET to discuss the Company’s results and outlook. The event can be accessed by dialing (877) 941-1427 or (480) 629-9664 (conference ID: 4637043). A replay will be available through Wednesday, September 4 at (800) 406-7325 or (303) 590-3030 (conference ID: 4637043). The live and archived Webcast of the conference call will also be available at http://investors.yume.com.

(1)  Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude income tax (expense) benefit, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

About YuMe

YuMe, Inc. is a leading provider of digital video brand advertising solutions. Its proprietary data-science driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and nine additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos.

YuMe is a trademark of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including those in management quotations and under the caption “Business Outlook.” In some cases, you can identify forward-looking statements by the words “may,” “will,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future.  All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy; our operating results, including revenue, gross margin, net loss and adjusted EBITDA; and market trends, including overall opportunities for digital media advertising and shifting advertising budgets. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results expressed or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly operating results, and our dependence on a limited number of customers in a highly competitive industry.  These and other risk factors are discussed under “Risk Factors” in our Prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) related to our initial public offering of common stock, and in our future filings and reports with the SEC, including our Form 10-Q for the quarter ended June 30, 2013. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude income tax (expense) benefit, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure used by us and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information in understanding and evaluating our operating results in the same manner as our management and board of directors.

The non-GAAP financial measures included in this press release have been reconciled to the closest corresponding GAAP measure in the table following the financial statements attached to this press release. With respect to expectations under “Business Outlook” section above, reconciliation of adjusted EBITDA guidance to the closest corresponding GAAP measure is not accurately quantifiable on a forward-looking basis due to the high variability, complexity and low visibility with respect to charges excluded from these non-GAAP measures. In particular, the measures and effects of stock-based compensation expense specific to equity compensation awards are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and unpredictable impact on our future GAAP financial results.

###

Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

			Pro Forma
	December 31,	June 30,	June 30,
	2012	2013	2013(1)

Assets
Current assets:
Cash and cash equivalents	$27,909	$24,153	$67,050
Accounts receivable, net	48,067	42,557	42,557
Prepaid expenses and other current assets	1,355	1,889	1,889
Total current assets	77,331	68,599	114,496

Property, equipment and software, net	5,551	5,806	5,806
Goodwill	3,902	3,902	3,902
Intangible assets, net	2,847	2,440	2,440
Restricted cash	292	292	292
Deposits and other assets	691	2,166	405
Total assets	$90,614	$83,205	$124,341

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$6,893	$4,341	$4,341
Accrued publisher costs	12,475	10,282	10,282
Accrued liabilities	7,219	8,029	8,029
Deferred revenue, current	528	225	225
Notes payable, current	185	62	62
Capital leases, current	631	610	610
Total current liabilities	27,931	23,549	23,549

Capital leases, noncurrent	380	92	92
Other liabilities	178	165	165
Deferred tax liability	962	877	877
Warrant liability	301	461	—
Total liabilities	29,752	25,144	24,683

Convertible preferred stock	76,191	76,191	—

Stockholders’ deficit:
Common stock	29	29	136
Additional paid-in-capital	6,758	8,323	125,968
Accumulated other comprehensive loss	(118)	(53)	(53)
Accumulated deficit	(21,998)	(26,429)	(26,393)
Total stockholders’ deficit	(15,329)	(18,130)	99,658
Total liabilities, convertible preferred stock, and stockholders’ deficit	$90,614	$83,205	$124,341

(1) On August 12, 2013, the Company closed its initial public offering (“IPO”) of common stock in which it sold 5,125,000 shares of common stock and received $40.3 million of net proceeds after deducting underwriting discount, commissions and offering costs of approximately $5.8 million. Upon the closing of the IPO, all of the Company’s outstanding convertible preferred stock (“preferred stock”) automatically converted into 21,840,537 shares of common stock. In addition, the outstanding warrants to purchase  preferred stock automatically converted into warrants to purchase 53,983 shares of common stock, and the warrants to  purchase preferred stock liability of $0.5 million, which includes a $0.04 million adjustment for the change in fair value through August 12, 2013, was reclassified to additional paid-in capital. The pro forma stockholders’ equity, as set forth on the pro forma June 30, 2013 condensed consolidated balance sheet, has been adjusted to reflect: (i) conversion of the Company’s convertible preferred stock, (ii) conversion of the Company’s warrants to purchase convertible preferred stock into warrants to purchase common stock, and the reclassification of such warrants from preferred stock liability to additional paid-in capital, (iii) the sale and issuance of 5,125,000 shares of common stock, and (iv) the receipt of net proceeds upon the closing of the IPO.

The Company believes that the pro forma condensed consolidated balance sheet provides material information to investors, as the conversion of the Company’s preferred stock to common stock, conversion of the warrants to purchase convertible preferred stock to common stock warrants and the closing of the IPO occurred on August 12, 2013, and therefore the disclosure of the pro forma condensed consolidated balance sheet provides measures of equity that are comparable to what will be reported by YuMe in its condensed consolidated financial statements for the periods subsequent to and including August 12, 2013.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$34,320	$25,196	$60,932	$45,265
Cost of revenue (1)	18,658	13,652	33,211	25,141
Gross profit	15,662	11,544	27,721	20,124

Operating expenses:
Sales and marketing (1)	10,893	7,958	21,110	15,060
Research and development (1)	917	523	1,917	1,175
General and administrative (1)	4,730	2,747	8,668	5,096
Total operating expenses	16,540	11,228	31,695	21,331

Income (loss) from operations	(878)	316	(3,974)	(1,207)
Interest and other expense
Interest expense	(13)	(31)	(32)	(65)
Other expense, net	(134)	(8)	(326)	(8)
Total interest and other expense	(147)	(39)	(358)	(73)

Income (loss) before income taxes	(1,025)	277	(4,332)	(1,280)
Income tax expense	(68)	(150)	(99)	(85)

Net income (loss)	$(1,093)	$127	$(4,431)	$(1,365)
Net income (loss) attributable to common shareholders	$(1,093)	$—	$(4,431)	$(1,365)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.23)	$0.00	$(0.92)	$(0.29)
Diluted	$(0.23)	$0.00	$(0.92)	$(0.29)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	4,854	4,749	4,841	4,638
Diluted	4,854	5,579	4,841	4,638

(1)    Stock-based compensation included above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cost of revenue	$31	$48	$61	$73
Sales and marketing	342	400	683	694
Research and development	67	22	137	39
General and administrative	251	125	455	218
Total employee stock-based compensation	$691	$595	$1,336	$1,024

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$(1,093)	$127	$(4,431)	$(1,365)
Adjustments:
Interest expense	13	31	32	65
Income tax expense	68	150	99	85
Depreciation and amortization expense	1,024	693	2,050	1,327
Stock-based compensation expense	691	595	1,336	1,024
Total adjustments	1,796	1,469	3,517	2,501
Adjusted EBITDA	$703	$1,596	$(914)	$1,136

YuMe, Inc.

PRO FORMA NET LOSS AND NET LOSS PER SHARE

(In thousands, except share and per share data)

(Unaudited)

Three months
Ended June 30,
2013(1)
Net loss	$(1,093)
Adjustments:
Mark-to-market income	36
Total net adjustments	36
Pro forma net loss attributable to common stockholders	$(1,057)
Pro forma net loss per share attributable to common stockholders:
Basic and diluted	$(0.03)
Pro forma weighted average number of shares of common stock outstanding:
Basic and diluted	31,874

(1) The pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders for the three months ended June 30, 2013 has been adjusted to reflect, as of April 1, 2013: (i) the completion of the Company’s IPO, (ii) conversion of all outstanding shares of the Company’s convertible preferred stock into an aggregate of 21,840,537 shares of common stock, and (iii) conversion of the Company’s warrants to purchase preferred stock into warrants to purchase 53,983 shares of common stock. Pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders in the table above includes a $0.04 million adjustment for the change in fair value through August 12, 2013 upon conversion of the warrants to purchase preferred stock to warrants into purchase common stock.

The Company believes that the pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders provides material information to investors, as the conversion of its preferred stock to common stock, conversion of the warrants to purchase preferred stock to common stock warrants and the closing of the IPO occurred on August 12, 2013, and therefore the disclosure of the pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders provides measures of net loss and net loss per share that are comparable to what will be reported by the Company in its condensed consolidated financial statements for the periods subsequent to and including August 12, 2013.